Exhibit 10.1.3.4
AMENDMENT THREE TO THE
CONSOLIDATED EDISON, INC.
STOCK PURCHASE PLAN

Exhibit 10.1.3.4
WHEREAS, the Consolidated Edison, Inc. Stock Purchase Plan, as amended and restated as of May 19, 2014, and as further amended by Amendment One to the Stock Purchase Plan (the “Stock Purchase Plan”), provides a means for employees of Consolidated Edison, Inc.’s affiliated companies and members of their boards of directors to purchase shares of stock of Consolidated Edison, Inc.; and
WHEREAS, pursuant to Article 11, Termination and Modifications: Responsibility of Company and Plan Director, the Vice President – Human Resources has the authority to amend certain provisions of the Stock Purchase Plan to facilitate the administration of the Stock Purchase Plan; and
    WHEREAS, the Vice President – Human Resources is authorized to execute the specified amendments to the Stock Purchase Plan, her execution to be evidence conclusively of her approval thereof;
    NOW, THEREFORE, the Stock Purchase Plan is amended as set forth below:

Exhibit 10.1.3.4
1.Article 4, subsection (a)(i), is amended and restated in its entirety as follows, effective as of January 1, 2021:

(i)“For Shares purchases other than from the Company, the Participating Employer shall pay over the amount of each payroll deduction so authorized to the Agent, for the Account of the Employee.”

2.The first sentence of Article 4, subsection (a)(ii), is amended and restated as follows, effective as of January 1, 2021:

(ii)“For Shares newly issued by or purchased directly from the Company, the Participating Employer shall pay over the amount of each payroll deduction so authorized to the Company, for the purchase of Shares for the Employee.”

3.Article 6, subsection (c)(ii) is amended and restated in its entirety as follows, effective as of September 1, 2020:

(ii)“If the Shares are purchased other than from the Company, the purchase price per share will be the closing stock price on the last business day of the Purchase Period at which Shares were traded on the New York Stock Exchange.”

Except as expressly modified in accordance with the provisions of this Amendment Three to the Stock Purchase Plan, all other terms and

Exhibit 10.1.3.4
conditions set forth in the Stock Purchase Plan will remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this 24th day of December, 2020.

/s/ Nancy Shannon
Nancy Shannon

Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.